UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 6, 2012 (February 3, 2012)

TNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32033	36-4430020
(Commission File Number)	(IRS Employer Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia	20191-1406
(Address of Principal Executive Offices)	(Zip Code)

(703) 453-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into Material Definitive Agreements

See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of the Credit Agreement that Transaction Network Services, Inc., a wholly-owned subsidiary of the Company, as borrower, the Company, SunTrust Bank, as agent, swing line lender, L/C issuer and a lender and the other financial institutions party thereto, as lenders, Bank of America, N.A., as Syndication Agent, JP Morgan Chase Bank, N.A. as Documentation Agent, SunTrust Robinson Humphrey, Inc. as Joint Lead Arranger and Joint Bookrunner and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Joint Bookrunner, entered into on February 3, 2012 (the “Credit Agreement”).  The Company and its subsidiaries entered into the Credit Agreement to refinance the outstanding loans under that certain Credit Agreement, by and among Transaction Network Services, Inc., as borrower, the Company, SunTrust Bank, as agent, swing line lender, L/C issuer and a lender, the other financial institutions party thereto, as lenders, and SunTrust Robinson Humphrey, Inc., as sole lead arranger and bookrunner, dated November 19, 2009 (as amended, the “Existing Credit Agreement”), and to provide the Company and its subsidiaries with working capital financing and funds for other general corporate purposes, including Permitted Acquisitions (as defined in the Credit Agreement).  A copy of the Existing Credit Agreement was filed previously as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 23, 2009, and a copy of the First Amendment to the Existing Credit Agreement was filed previously as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 5, 2010.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On February 3, 2012, the Company and its domestic subsidiaries entered into the Credit Agreement (as described in Item 1.01 above), which provides for up to $450 million of senior secured loans, including (i) a $100 million revolving credit facility (the “Revolving Credit Facility”) and (ii) a fully funded term loan facility with an outstanding initial principal amount equal to $350 million (the “Initial Term Loan Facility,” and with the Revolving Credit Facility, collectively the “Initial Credit Facility”).  The Credit Agreement also provides for optional incremental term loan(s) and revolving loan(s) to increase the Initial Credit Facility in an aggregate principal amount not to exceed $125 million (the “Incremental Facilities,” and together with the Initial Credit Facility, collectively the “Senior Credit Facilities”).

The final payments of all amounts outstanding under the Initial Term Loan Facility, plus accrued interest, will be due on February 2, 2017, and the Revolving Credit Facility and any incremental revolving loan will terminate, and all amounts outstanding thereunder will be due and payable in full on February 2, 2017.  Any incremental term loans will terminate and all amounts outstanding thereunder will be due and payable upon the maturity date agreed upon according to each series of incremental term loans executed.

Loans (including swing line loans not exceeding $2 million in the aggregate at any time) under the Revolving Credit Facility may be made, and letters of credit may be issued, on a revolving basis, up to the full amount of the Revolving Credit Facility plus any incremental revolving loan.  The Initial Term Loan Facility is subject to quarterly amortization of principal in equal installments for each year following the closing in an aggregate amount equal to (i) 2.5% per annum in 2012, (ii) 5.0% per annum in years 2013 and 2014, and (iii) 7.5% per annum in years 2015 and 2016.

The Company is permitted to repay borrowings under the Senior Credit Facilities at any time in whole or in part without premium or penalty.  The Company is required to repay loans outstanding under the Senior Credit Facilities (i) with 50% of excess cash flow if at the end of any fiscal year for which excess cash flow is calculated, starting in 2012, the Company’s leverage ratio for such fiscal year is greater than 2.00 to 1.00, and (ii) with net proceeds in excess of $2 million from asset dispositions or sale-leaseback transactions during any fiscal year.

Borrowings under the Senior Credit Facilities (other than swing line loans) bear interest, at the option of the Borrower, at (i) the LIBOR rate, plus an Applicable Margin (as defined below), or (ii) the Index Rate (defined as the highest of (a) the prime rate announced by SunTrust Bank, (b) the federal funds rate plus 0.50% per annum or (c) the one-month LIBOR rate plus 1% per annum), plus an Applicable Margin.  All swing line loans bear interest at the Index Rate, plus an Applicable Margin.  The “Applicable Margin” means, in the case of the Initial Term Loan Facilities, 3% per annum, in the case of LIBOR loans, and 2% per annum, in the case of Index Rate loans, and in the case of the Revolving Credit Facility, 3% per annum, in the case of LIBOR loans, and 2% per annum, in the case of Index Rate loans, provided that the Applicable Margin for the Initial Term Loan Facility, the Revolving Credit Facility are subject to step-downs based on the Company’s leverage ratio.

With respect to any loan to which the Index Rate is applicable, interest is payable on the first business day of each calendar quarter to occur while the loan is outstanding.  With respect to any loan to which the LIBOR rate is applicable, interest is payable on the last day of the LIBOR period unless the LIBOR period is greater than three months, in which case interest would be payable at three month intervals and on the last day of the applicable LIBOR period.

The Revolving Credit Facility is subject to an annual commitment fee in an amount equal to between 0.40% and 0.50% per annum (based upon the Company’s leverage ratio) multiplied by the amount of funds available for borrowing under the Revolving Credit Facility.

The obligations under the Senior Credit Facilities are unconditionally and irrevocably guaranteed, subject to certain exceptions, by the Company and each existing and future direct and indirect domestic subsidiary of the Company.  In addition, the Senior Credit Facilities are secured, subject to certain exceptions, by a first priority perfected security interest in substantially all of the present and future property and assets (real and personal) of the Company and each guarantor and a pledge of (a) except as set forth in clause (b), 100% of the capital stock and other equity interests held by the Company and each guarantor in domestic subsidiaries and (b) 65% of the capital stock and other equity interests held by the Company and each guarantor in first-tier foreign subsidiaries and each domestic subsidiary the sole assets of which consist of stock or other equity interests in one or more first-tier foreign subsidiaries of such domestic subsidiary.

The Credit Agreement governing the Senior Credit Facilities contains certain (a) events of default (subject to specified grace periods) that are customary with respect to facilities of this type, including, defaults based on events of bankruptcy and insolvency, nonpayment of principal, interest or fees when due, breach of specified covenants, change in control and material inaccuracy of representations and warranties, and (b) restrictive covenants that are customary with respect to facilities of this type, including limitations on the incurrence of indebtedness, liens, investments, contingent obligations, restricted payments, mergers and other fundamental changes, sales of assets, sale-leaseback transactions and transactions with affiliates.  In addition, the Credit Agreement requires compliance with certain financial and operating covenants, including annual limitations on capital expenditures and maintenance of a maximum leverage ratio and a minimum consolidated fixed charge coverage ratio at the end of each fiscal quarter and for the 12-month period then ended.  As of December 31, 2011, the Company is required to maintain a leverage ratio of less than 3.50 to 1.00.  The financial covenant requiring maintenance of certain leverage ratios at the end of each fiscal quarter and for the 12-month period then ended will become more restrictive over the term of the Senior Credit Facilities after the fiscal quarter ending on September 30, 2012.  The Company is required to maintain a consolidated fixed charge coverage ratio of not less than 1.20 to 1.00 as of the last day of each fiscal quarter and for the 12-month period then ended beginning with the fiscal quarter ending on December 31, 2011.

The foregoing description of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.              Other Events

On February 6, 2012, the Company issued a press release announcing the closing of the Credit Agreement as described in Items 1.01 and 2.03 above.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

10.1         Credit Agreement, dated February 3, 2012, by and among Transaction Network Services, Inc., as borrower, TNS, Inc., and SunTrust Bank, as agent, swing line lender, L/C issuer and a lender and the other financial institutions party thereto, as lenders, Bank of America, N.A., as Syndication Agent, JP Morgan Chase Bank, N.A. as Documentation Agent, SunTrust Robinson Humphrey, Inc. as Joint Lead Arranger and Joint Bookrunner, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Joint Bookrunner.

99.1         Press Release of the Company dated February 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: February 6, 2012		/s/ Dennis L. Randolph, Jr.
	By:	Dennis L. Randolph, Jr.
	Its:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1

Credit Agreement, dated February 3, 2012, by and among Transaction Network Services, Inc., as borrower, TNS, Inc., and SunTrust Bank, as agent, swing line lender, L/C issuer and a lender and the other financial institutions party thereto, as lenders, Bank of America, N.A., as Syndication Agent, JP Morgan Chase Bank, N.A. as Documentation Agent, SunTrust Robinson Humphrey, Inc. as Joint Lead Arranger and Joint Bookrunner and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Joint Bookrunner.

99.1	Press Release of the Company dated February 6, 2012.